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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-175224, 033-55063, 333-03435, 333-80769, 333-39103, 333-121791, and 333-151976) and Form S-8 (Nos. 033-61847, 333-155445 and 333-155446) of Protective Life Corporation and its subsidiaries of our report dated February 28, 2013 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Birmingham, Alabama
February 28, 2013

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Exhibit 23
Consent of Independent Registered Public Accounting Firm